Exhibit 99.1

Investor	Joe Krocheski	Media	T.J. Crawford
Contact:	Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(860) 273-0896		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS FIRST QUARTER RESULTS

2019 EPS GUIDANCE RAISED AND NARROWED
TO REFLECT STRONG PERFORMANCE YEAR-TO-DATE

First Quarter Year-over-Year Highlights:

•	Revenues increased 34.8% to $61.6 billion

•	GAAP operating income increased 34.8% to $2.7 billion

•	Adjusted operating income increased 56.8% to $3.6 billion

•	GAAP diluted earnings per share of $1.09

•	Adjusted EPS (a) of $1.62

•	Generated cash flow from operations of $1.9 billion

2019 Full Year Guidance:

•	Revised GAAP operating income guidance range to $11.8 billion to $12.0 billion from $11.7 billion to $12.1 billion

•	Narrowed and raised the mid-point of the guidance range for adjusted operating income (1) to $15.0 billion to $15.2 billion from $14.8 billion to $15.2 billion

•	Narrowed GAAP diluted EPS guidance range to $4.90 to $5.05 from $4.88 to $5.08

•	Raised Adjusted EPS (2) guidance range to $6.75 to $6.90 from $6.68 to $6.88

•	Confirmed cash flow from operations guidance range of $9.8 billion to $10.3 billion

WOONSOCKET, RHODE ISLAND, May 1, 2019 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended March 31, 2019.

President and Chief Executive Officer Larry Merlo stated, “We generated strong first quarter results, providing positive momentum to start the year. Following the close of our Aetna acquisition in late November, our first full quarter of combined operations was a success in many ways. In the quarter we continued to advance our integration efforts while beginning to launch new innovations such as our HealthHUB® concept stores. With our differentiated collection of health care assets we are uniquely positioned to lead the transformation of the U.S. health care system. We remain relentlessly focused on creating value for clients and customers while driving both near and longer-term returns for our shareholders.”

_____________________________________________

(a)
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” on page 11 and endnotes (1) through (4) on page 23 for explanations of non-GAAP financial measures presented in this press release. See pages 12 through 14 and 21 through 22 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

Consolidated First Quarter Results

	Three Months Ended
	March 31,
In millions, except per share amounts	2019	2018	Change
Revenues	$61,646	$45,743	$15,903
Operating income	2,690	1,996	694
Adjusted operating income (1)	3,595	2,293	1,302
Net income	1,427	998	429
Diluted earnings per share	$1.09	$0.98	$0.11
Adjusted EPS (2)	$1.62	$1.48	$0.14
Enterprise prescriptions (5) (6)	679.8	659.1	20.7

•
Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and how the business is managed. As a result of this realignment, the Company’s SilverScript® Medicare Part D prescription drug plan (“PDP”) moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved the mail order and specialty pharmacy operations of Aetna Inc. (“Aetna”), which it acquired on November 28, 2018 (the “Aetna Acquisition”), from the Health Care Benefits segment to the Pharmacy Services segment. Prior period segment financial information has been retrospectively adjusted to conform with the current period presentation.

•
Revenues and adjusted revenues (3) increased 34.8% and 34.9%, respectively, for the three months ended March 31, 2019 compared to the prior year. Revenue growth was primarily driven by the Aetna Acquisition, as well as increased volume and brand name drug price inflation in both the Pharmacy Services and Retail/LTC segments. The increase was partially offset by continued price compression in the Pharmacy Services segment, reimbursement pressure in the Retail/LTC segment and an increased generic dispensing rate.

•
Operating expenses and adjusted operating expenses (4) increased 67.9% and 60.6%, respectively, for the three months ended March 31, 2019 compared to the prior year. The increase in both operating expenses and adjusted operating expenses was primarily driven by the impact of the Aetna Acquisition. The increase in operating expenses was also due to an increase in intangible amortization related to the Aetna Acquisition, a $135 million store rationalization charge recorded during the first quarter of 2019 primarily related to operating lease right-of-use asset impairment charges in connection with the planned closure of 46 underperforming retail pharmacy stores in the second quarter of 2019, and an increase in acquisition-related integration costs. The increase in operating expenses was partially offset by the absence of the $86 million pre-tax loss associated with the divestiture of the Company's RxCrossroads subsidiary recorded in the three months ended March 31, 2018.

•
Operating income and adjusted operating income increased 34.8% and 56.8%, respectively, for the three months ended March 31, 2019 compared to the prior year. The increase in both operating income and adjusted operating income was primarily due to the Aetna Acquisition, partially offset by reimbursement pressure and the investment of a portion of the savings from tax reform in wages and benefits in the Retail/LTC segment and continued price compression in the Pharmacy Services segment. The increase in operating income was also partially offset by the other increases in operating expenses described above.

•
Net income increased 43.0% for the three months ended March 31, 2019 compared to the prior year primarily due to higher operating income described above, partially offset by higher interest expense primarily due to financing activity associated with the Aetna Acquisition.

•
The effective income tax rate was 26.4% for the three months ended March 31, 2019 compared to 32.1% for the three months ended March 31, 2018. The decrease in the effective income tax rate compared to the prior year was primarily due to the impact of the non-deductible goodwill included in the loss associated with the divestiture of the Company’s RxCrossroads subsidiary during the three months ended March 31, 2018.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management services to employers, health plans, government employee groups and government sponsored programs. The segment results for the three months ended March 31, 2019 and 2018 were as follows:

	Three Months Ended
	March 31,
In millions	2019	2018	Change
Total revenues	$33,558	$32,546	$1,012
Operating income	850	901	(51)
Adjusted operating income (1)	947	987	(40)
Total pharmacy claims processed (6)	481.8	468.8	13.0
Pharmacy network	407.7	399.5	8.2
Mail choice	74.1	69.3	4.8

•
Total revenues increased 3.1% for the three months ended March 31, 2019 compared to the prior year primarily due to brand name drug price inflation as well as increased total pharmacy claims volume, partially offset by continued price compression and an increased generic dispensing rate.

•
Total pharmacy claims processed increased 2.8% on a 30-day equivalent basis, for the three months ended March 31, 2019 compared to the prior year primarily driven by net new business and the continued adoption of Maintenance Choice® offerings.

•
Operating income and adjusted operating income decreased 5.7% and 4.2%, respectively, for the three months ended March 31, 2019 compared to the prior year primarily driven by continued price compression and investments related to the Company’s agreement with Anthem Inc. during the three months ended March 31, 2019. The decrease in operating income also was due to increased intangible amortization related to Aetna’s mail order and specialty pharmacy operations.

See the supplemental information on page 17 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide-assortment of general merchandise, provides health care services through walk-in clinics and provides services to long-term care facilities. The segment results for the three months ended March 31, 2019 and 2018 were as follows:

	Three Months Ended
	March 31,
In millions	2019	2018	Change
Total revenues	$21,115	$20,432	$683
Operating income	1,238	1,624	(386)
Adjusted operating income (1)	1,489	1,836	(347)
Prescriptions filled (6)	346.8	328.8	18.0

•
Total revenues increased 3.3% for the three months ended March 31, 2019 compared to the prior year. The increase was primarily driven by increased prescription volume and brand name drug price inflation, partially offset by continued reimbursement pressure and the impact of generic drug introductions.

•
Front store revenues represent approximately 22.7% of total Retail/LTC segment revenues. Front store revenues increased in the three months ended March 31, 2019 compared to the prior year primarily driven by increases in health product sales.

•
Total prescription volume grew 5.5%, on a 30-day equivalent basis, for the three months ended March 31, 2019 compared to the prior year. The growth was driven mainly by the continued adoption of patient care programs, collaborations with PBMs and the Company’s preferred status in a number of Medicare Part D networks.

•
Operating income and adjusted operating income decreased 23.8% and 18.9%, respectively, for the three months ended March 31, 2019. The decrease in both operating income and adjusted operating income was primarily due to (i) continued reimbursement pressure, (ii) increased operating expenses primarily driven by the investment of a portion of the savings from tax reform in wages and benefits and higher legal costs and (iii) declining year-over-year performance in our long-term care business. The decrease in operating income also was driven by the $135 million store rationalization charge recorded during the first quarter of 2019 described above, partially offset by the absence of the $86 million pre-tax loss associated with the divestiture of the Company’s RxCrossroads subsidiary recorded in the three months ended March 31, 2018.

See the supplemental information on page 18 for additional information regarding the performance of the Retail/LTC segment.

Health Care Benefits Segment

The Health Care Benefits segment provides a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. For periods prior to the Aetna Acquisition (which occurred on November 28, 2018), the Health Care Benefits segment consisted solely of the Company’s SilverScript PDP business. The segment results for the three months ended March 31, 2019 and 2018 were as follows:

	Three Months Ended
	March 31,
In millions, except percentages	2019	2018	Change
Total revenues	$17,870	$1,318	$16,552
Operating income (loss)	1,155	(138)	1,293
Adjusted operating income (loss) (1)	1,562	(137)	1,699
Medical benefit ratio (“MBR”) (a)	84.0%	NM
Medical membership as of March 31, 2019	22.8

_____________________________________________

(a)
The Health Care Benefits segment for the three months ended March 31, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBR for the three months ended March 31, 2018 is not meaningful and not directly comparable to the MBR for the three months ended March 31, 2019.

•
Total revenues increased $16.6 billion for the three months ended March 31, 2019 compared to the prior year primarily driven by the Aetna Acquisition. Revenues for the three months ended March 31, 2019 reflect strong membership growth in the Health Care Benefits segment’s Medicare products.

•
Operating income and adjusted operating income increased $1.3 billion and $1.7 billion, respectively, for the three months ended March 31, 2019 compared to the prior year primarily driven by the Aetna Acquisition. The increase in operating income was partially offset by an increase in intangible amortization related to the Aetna Acquisition. Operating loss and adjusted operating loss for the three months ended March 31, 2018 reflect the seasonality of earnings for the Company’s SilverScript PDP business. The quarterly earnings of the Company’s SilverScript PDP business generally increase as the year progresses.

•
Medical membership as of March 31, 2019 increased compared with December 31, 2018, reflecting increases in Medicare, Commercial ASC and Medicaid products, partially offset by declines in Commercial Insured products.

•
The Health Care Benefits segment experienced favorable development of prior-years’ health care cost estimates in its Commercial, Medicare and Medicaid products, primarily attributable to fourth quarter 2018 performance and provider recoveries.

•
Prior years’ health care costs payable estimates developed favorably by $446 million during the first quarter of 2019. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements, and does not directly correspond to an increase in 2019 operating results.

See the supplemental information on page 19 for additional information regarding the performance of the Health Care Benefits segment.

2019 Full Year Guidance

The Company revised its full year 2019 consolidated GAAP operating income guidance range to $11.8 billion to $12.0 billion from $11.7 billion to $12.1 billion and narrowed and raised the mid-point of the guidance range for full year adjusted operating income to $15.0 billion to $15.2 billion from $14.8 billion to $15.2 billion. The Company also narrowed the GAAP diluted EPS guidance range to $4.90 to $5.05 from $4.88 to $5.08, and raised the Adjusted EPS guidance range to $6.75 to $6.90 from $6.68 to $6.88.

The Company also provided guidance for the second quarter of 2019. GAAP diluted EPS is projected to be in the range of $1.20 to $1.24, and Adjusted EPS is projected to be in the range of $1.68 to $1.72.

The adjustments between GAAP operating income and GAAP diluted EPS and adjusted operating income and Adjusted EPS include adding back amortization of intangible assets, integration costs related to the Aetna Acquisition, and a store rationalization charge.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern time) to discuss its first quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has more than 9,900 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 94 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year and expanding specialty pharmacy services. CVS Health also serves an estimated 38 million people through traditional, voluntary and consumer-directed health insurance products and related services, including rapidly expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company believes its innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include the information under the headings “2019 Full Year Guidance” and the related endnotes and reconciliations and the information in Mr. Merlo’s quoted statement. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2019	2018
Revenues:
Products	$43,343	$44,049
Premiums	16,282	1,306
Services	1,772	338
Net investment income	249	50
Total revenues	61,646	45,743
Operating costs:
Cost of products sold	37,247	37,505
Benefit costs	13,459	1,329
Operating expenses	8,250	4,913
Total operating costs	58,956	43,747
Operating income	2,690	1,996
Interest expense	782	523
Other expense (income)	(31)	3
Income before income tax provision	1,939	1,470
Income tax provision	512	472
Net income	1,427	998
Net income attributable to noncontrolling interests	(6)	—
Net income attributable to CVS Health	$1,421	$998

Net income per share attributable to CVS Health:
Basic	$1.09	$0.98
Diluted	$1.09	$0.98
Weighted average shares outstanding:
Basic	1,298	1,016
Diluted	1,302	1,019
Dividends declared per share	$0.50	$0.50

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
In millions	2019	2018
Assets:
Cash and cash equivalents	$5,896	$4,059
Investments	2,426	2,522
Accounts receivable, net	19,509	17,631
Inventories	15,448	16,450
Other current assets	4,578	4,581
Total current assets	47,857	45,243
Long-term investments	16,410	15,732
Property and equipment, net	11,348	11,349
Operating lease right-of-use assets	20,992	—
Goodwill	79,075	78,678
Intangible assets, net	35,147	36,524
Separate accounts assets	4,074	3,884
Other assets	4,865	5,046
Total assets	$219,768	$196,456

Liabilities:
Accounts payable	$8,290	$8,925
Pharmacy claims and discounts payable	11,827	11,365
Health care costs payable	6,701	6,147
Policyholders’ funds	2,732	2,939
Accrued expenses	10,443	10,711
Other insurance liabilities	1,937	1,937
Current portion of operating lease liabilities	1,803	—
Short-term debt	3,005	720
Current portion of long-term debt	3,893	1,265
Total current liabilities	50,631	44,009
Long-term operating lease liabilities	18,961	—
Long-term debt	67,888	71,444
Deferred income taxes	7,540	7,677
Separate accounts liabilities	4,074	3,884
Other long-term insurance liabilities	8,052	8,119
Other long-term liabilities	2,616	2,780
Total liabilities	159,762	137,913

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	45,615	45,440
Treasury stock	(28,221)	(28,228)
Retained earnings	41,859	40,911
Accumulated other comprehensive income	433	102
Total CVS Health shareholders’ equity	59,686	58,225
Noncontrolling interests	320	318
Total shareholders’ equity	60,006	58,543
Total liabilities and shareholders’ equity	$219,768	$196,456

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,
In millions	2019	2018
Cash flows from operating activities:
Cash receipts from customers	$58,873	$43,369
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(35,645)	(35,102)
Insurance benefits paid	(12,951)	(1,093)
Cash paid to other suppliers and employees	(7,403)	(4,271)
Interest and investment income received	250	50
Interest paid	(1,123)	(545)
Income taxes paid	(53)	(53)
Net cash provided by operating activities	1,948	2,355

Cash flows from investing activities:
Proceeds from sales and maturities of investments	1,986	10
Purchases of investments	(2,047)	(33)
Purchases of property and equipment	(716)	(482)
Acquisitions (net of cash acquired)	(124)	(353)
Proceeds from sale of subsidiary	—	725
Other	10	2
Net cash used in investing activities	(891)	(131)

Cash flows from financing activities:
Net borrowings (repayments) of short-term debt	2,285	(1,276)
Proceeds from issuance of long-term debt	—	39,376
Repayments of long-term debt	(882)	(1)
Derivative settlements	—	446
Dividends paid	(649)	(508)
Proceeds from exercise of stock options	101	107
Payments for taxes related to net share settlement of equity awards	(44)	(4)
Other	5	—
Net cash provided by financing activities	816	38,140
Net increase in cash, cash equivalents and restricted cash	1,873	40,364
Cash, cash equivalents and restricted cash at the beginning of the period	4,295	1,900
Cash, cash equivalents and restricted cash at the end of the period	$6,168	$42,264

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,
In millions	2019	2018
Reconciliation of net income to net cash provided by operating activities:
Net income	$1,427	$998
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,111	644
Stock-based compensation	114	55
Deferred income taxes and other noncash items	153	62
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(1,989)	(857)
Inventories	1,001	464
Other assets	(389)	(57)
Accounts payable and pharmacy claims and discounts payable	(22)	(178)
Health care costs payable and other insurance liabilities	553	236
Other liabilities	(11)	988
Net cash provided by operating activities	$1,948	$2,355

Non-GAAP Financial Information

Non-GAAP financial measures such as adjusted operating income, adjusted earnings per share (EPS), adjusted net income attributable to CVS Health, adjusted revenues and adjusted operating expenses exclude from the relevant GAAP metrics, as applicable:

•	Amortization of intangible assets; and

•	Other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:

•
Intangible assets relate to the Company’s acquisition activities and are amortized over their useful lives. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. The amortization of intangible assets is not directly related to the core performance of the Company’s business operations.

•
During the three months ended March 31, 2019, acquisition-related integration costs relate to the Aetna Acquisition. During the three months ended March 31, 2018, acquisition-related transaction and integration costs relate to the acquisitions of Aetna and Omnicare, Inc. The acquisition-related transaction and integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses primarily within the Corporate/Other segment.

•
During the three months ended March 31, 2019, the store rationalization charge primarily relates to operating lease right-of-use asset impairment charges in connection with the planned closure of 46 underperforming retail pharmacy stores in the second quarter of 2019. The store rationalization charge is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.

•
During the three months ended March 31, 2018, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of the Company’s RxCrossroads subsidiary for $725 million and is reflected in operating expenses in the Company’s unaudited GAAP condensed consolidated statement of operations within the Retail/LTC segment.

•
During the three months ended March 31, 2018, the Company recorded interest expense of $273 million related to bridge financing costs and interest expense on the $40 billion of senior notes issued on March 9, 2018 (“2018 Notes”). The interest expense was reduced by related interest income of $42 million on the proceeds of the 2018 Notes. All amounts are for the periods prior to the close of the Aetna Acquisition, which occurred on November 28, 2018, and were recorded within the Corporate/Other segment.

•
The corresponding tax benefit or expense related to the items excluded from adjusted net income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

The Company uses non-GAAP measures, including those described above, to analyze underlying business performance and trends. The Company believes that providing these non-GAAP measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of adjusted operating income, Adjusted EPS, adjusted net income attributable to CVS Health, adjusted revenues and adjusted operating expenses may not be comparable to similarly titled measurements reported by other companies.

See endnotes (1) through (4) for definitions of non-GAAP financial measures. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented on pages 12 through 14 and 21 through 22 in this press release.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of operating income to adjusted operating income:

	Three Months Ended March 31, 2019
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (GAAP measure)	$850	$1,238	$1,155	$(381)	$(172)	$2,690
Non-GAAP adjustments:
Amortization of intangible assets	97	116	407	2	—	622
Acquisition-related integration costs	—	—	—	148	—	148
Store rationalization charge	—	135	—	—	—	135
Adjusted operating income (1)	$947	$1,489	$1,562	$(231)	$(172)	$3,595

	Three Months Ended March 31, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Operating income (GAAP measure)	$901	$1,624	$(138)	$(216)	$(175)	$1,996
Non-GAAP adjustments:
Amortization of intangible assets	86	123	1	—	—	210
Acquisition-related transaction and integration costs	—	3	—	40	—	43
Loss on divestiture of subsidiary	—	86	—	—	—	86
Interest income on financing for the Aetna Acquisition	—	—	—	(42)	—	(42)
Adjusted operating income (1)	$987	$1,836	$(137)	$(218)	$(175)	$2,293

Adjusted Earnings Per Share
(Unaudited)

The following is a reconciliation of net income to adjusted net income attributable to CVS Health and a calculation of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (GAAP measure)	$1,427		$998
Net income attributable to noncontrolling interests (GAAP measure)	(6)		—
Income allocable to participating securities (GAAP measure)	(2)		(2)
Net income attributable to CVS Health (GAAP measure)	1,419	$1.09	996	$0.98
Non-GAAP adjustments:
Amortization of intangible assets	622	0.48	210	0.21
Acquisition-related transaction and integration costs	148	0.11	43	0.04
Store rationalization charge	135	0.10	—	—
Loss on divestiture of subsidiary	—	—	86	0.08
Net interest expense on financing for the Aetna Acquisition	—	—	231	0.23
Income tax benefit	(219)	(0.16)	(61)	(0.06)
Income allocable to participating securities, net of tax (a)	—	—	(1)	—
Adjusted net income attributable to CVS Health (2)	$2,105	$1.62	$1,504	$1.48

Weighted average diluted shares outstanding		1,302		1,019
_____________________________________________
(a) Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from net income attributable to CVS Health in determining adjusted net income attributable to CVS Health and calculating Adjusted EPS above.

Adjusted Revenues and Adjusted Operating Expenses
(Unaudited)

The following is a reconciliation of total revenues to adjusted revenues:

	Three Months Ended
	March 31,
In millions	2019	2018
Total revenues (GAAP measure)	$61,646	$45,743
Non-GAAP adjustment:
Interest income on financing for the Aetna Acquisition	—	(42)
Adjusted revenues (3)	$61,646	$45,701

The following is a reconciliation of operating expenses to adjusted operating expenses:

	Three Months Ended
	March 31,
In millions	2019		2018
Operating expenses (GAAP measure)	$8,250	—	$4,913
Non-GAAP adjustments:
Amortization of intangible assets	(622)		(210)
Acquisition-related transaction and integration costs	(148)		(43)
Store rationalization charge	(135)		—
Loss on divestiture of subsidiary	—		(86)
Adjusted operating expenses (4)	$7,345		$4,574

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income. Effective for the first quarter of 2019, adjusted operating income is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). Segment financial information for the three months ended March 31, 2018 has been retrospectively adjusted to conform with the current period presentation. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

Effective for the first quarter of 2019, the Company realigned the composition of its segments to correspond with changes to its operating model and how the CODM manages the business. As a result of this realignment, the Company’s SilverScript PDP moved from the Pharmacy Services segment to the Health Care Benefits segment. In addition, the Company moved Aetna’s mail order and specialty pharmacy operations from the Health Care Benefits segment to the Pharmacy Services segment. Segment financial information for the three months ended March 31, 2018, has been retrospectively adjusted to reflect these changes as shown below:

	Three Months Ended March 31, 2018
	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services	LTC	Benefits	Other	Eliminations	Totals
Revenues, as previously reported	$32,220	$20,432	$—	$48	$(6,957)	$45,743
Adjustments	326	—	1,318	—	(1,644)	—
Revenues, as adjusted	$32,546	$20,432	$1,318	$48	$(8,601)	$45,743

Cost of products sold (a)	$29,751	$14,516	$—	$—	$(6,762)	$37,505
Adjustments	1,556	—	—	—	(1,556)	—
Cost of products sold, as adjusted	$31,307	$14,516	$—	$—	(8,318)	$37,505

Benefit costs (a)	$1,329	$—	$—	$—	$—	$1,329
Adjustments	(1,329)	—	1,329	—	—	—
Benefit costs, as adjusted	$—	$—	$1,329	$—	$—	$1,329

Operating expenses, as previously reported	$377	$4,292	$—	$264	$(20)	$4,913
Adjustments	(39)	—	127	—	(88)	—
Operating expenses, as adjusted	$338	$4,292	$127	$264	$(108)	$4,913

Operating income (loss), as previously reported	$763	$1,624	$—	$(216)	$(175)	$1,996
Adjustments	138	—	(138)	—	—	—
Operating income (loss), as adjusted	901	1,624	(138)	(216)	(175)	1,996
Adjustments	86	212	1	(2)	—	297
Adjusted operating income (loss)	$987	$1,836	$(137)	$(218)	$(175)	$2,293
_____________________________________________
(a) The total of cost of products sold and benefit costs previously were reported as cost of revenues.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

	Pharmacy	Retail/	Health Care	Corporate/	Intersegment	Consolidated
In millions	Services(a)	LTC	Benefits	Other	Eliminations(b)	Totals
Three Months Ended
March 31, 2019
Total revenues	$33,558	$21,115	$17,870	$110	$(11,007)	$61,646
Operating income (loss)	850	1,238	1,155	(381)	(172)	2,690
Adjusted operating income (loss) (1)	947	1,489	1,562	(231)	(172)	3,595

March 31, 2018
Total revenues	32,546	20,432	1,318	48	(8,601)	45,743
Operating income (loss)	901	1,624	(138)	(216)	(175)	1,996
Adjusted operating income (loss) (1)	987	1,836	(137)	(218)	(175)	2,293

_____________________________________________

(a)	Revenues of the Pharmacy Services segment include approximately $3.3 billion of retail co-payments for each of the three-month periods ended March 31, 2019 and 2018.

(b)
Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services segment and the Retail/LTC segment for the three months ended March 31, 2018. Effective November 28, 2018, intersegment eliminations also relate to intersegment revenue generating activities that occur between the Health Care Benefits segment and the Pharmacy Services segment and/or the Retail/LTC segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended
	March 31,
In millions, except percentages	2019	2018
Revenues:
Products	$33,450	$32,431
Services	108	115
Total revenues	33,558	32,546
Cost of products sold	32,339	31,307
Operating expenses	369	338
Operating expenses as a % of revenues	1.1%	1.0%
Operating income	$850	$901
Operating income as a % of revenues	2.5%	2.8%
Adjusted operating income (1)	$947	$987
Adjusted operating income as a % of revenues	2.8%	3.0%
Revenues (by distribution channel):
Pharmacy network (7)	$21,574	$21,198
Mail choice (8)	11,839	11,208
Other	145	140
Pharmacy claims processed: (6)
Total	481.8	468.8
Pharmacy network (7)	407.7	399.5
Mail choice (8)	74.1	69.3
Generic dispensing rate: (6)
Total	88.3%	87.6%
Pharmacy network (7)	88.9%	88.3%
Mail choice (8)	84.8%	83.9%
Mail choice penetration rate (6)	15.4%	14.8%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

	Three Months Ended
	March 31,
In millions, except percentages	2019	2018
Revenues:
Products	$20,900	$20,219
Services	215	213
Total revenues	21,115	20,432
Cost of products sold	15,297	14,516
Operating expenses	4,580	4,292
Operating expenses as a % of revenues	21.7%	21.0%
Operating income	$1,238	$1,624
Operating income as a % of revenues	5.9%	7.9%
Adjusted operating income (1)	$1,489	$1,836
Adjusted operating income as a % of revenues	7.1%	9.0%
Revenues (by major goods/service lines):
Pharmacy	$16,118	$15,500
Front Store	4,799	4,726
Other	198	206
Prescriptions filled (6)	346.8	328.8
Revenues increase:
Total	3.3%	5.6%
Pharmacy	4.0%	7.4%
Front Store	1.5%	2.3%
Total prescription volume increase (6)	5.5%	8.5%
Same store sales increase: (9)
Total	3.8%	5.8%
Pharmacy	4.9%	7.3%
Front Store	0.4%	1.6%
Prescription volume (6)	6.7%	8.5%
Generic dispensing rate (6)	88.7%	88.1%

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

	Three Months Ended
	March 31,
In millions, except percentages	2019	2018
Revenues:
Premiums	$16,259	$1,306
Services	1,447	10
Net investment income	164	2
Total revenues	17,870	1,318
Benefit costs	13,655	1,329
MBR (Benefit costs as a % of premium revenues) (a)	84.0%	NM
Operating expenses	$3,060	$127
Operating expenses as a % of revenues	17.1%	9.6%
Operating income (loss)	$1,155	$(138)
Operating income (loss) as a % of revenues	6.5%	NM
Adjusted operating income (loss) (1)	$1,562	$(137)
Adjusted operating income (loss) as a % of revenues	8.7%	NM

_____________________________________________

(a)
The Health Care Benefits segment for the three months ended March 31, 2018 consisted solely of the Company’s SilverScript PDP business. Accordingly, the MBR for the three months ended March 31, 2018 is not meaningful and not directly comparable to the MBR for the three months ended March 31, 2019.

The following table summarizes the Health Care Benefits segment’s medical membership as of March 31, 2019 and December 31, 2018:

	March 31, 2019			December 31, 2018
In thousands	Insured	ASC	Total	Insured	ASC	Total
Medical membership:
Commercial	3,611	14,302	17,913	3,871	13,888	17,759
Medicare Advantage	2,231	—	2,231	1,758	—	1,758
Medicare Supplement	804	—	804	793	—	793
Medicaid	1,315	571	1,886	1,128	663	1,791
Total medical membership	7,961	14,873	22,834	7,550	14,551	22,101

Supplementary membership information:
Medicare Prescription Drug Plan (standalone) (a)			6,044			6,134

_____________________________________________

(a)
Represents the Company’s SilverScript PDP membership only. Excludes 2.4 million and 2.3 million members as of March 31, 2019 and December 31, 2018, respectively, related to Aetna’s standalone PDPs that were sold effective December 31, 2018. The Company will retain the financial results of the divested plans through 2019 through a reinsurance agreement.

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the three months ended March 31, 2019:

In millions
Health care costs payable, beginning of period	$6,147
Less: Reinsurance recoverables	4
Health care costs payable, beginning of period, net	6,143
Add: Components of incurred health care costs
Current year	13,804
Prior years (a)	(446)
Total incurred health care costs (b)	13,358
Less: Claims paid
Current year	8,004
Prior years	4,812
Total claims paid	12,816
Add: Premium deficiency reserve	11
Health care costs payable, end of period, net	6,696
Add: Reinsurance recoverables	5
Health care costs payable, end of period	$6,701

_____________________________________________

(a)	Negative amounts reported for incurred health care costs related to prior years result from claims being settled for less than originally estimated.

(b)
Total incurred health care costs during the three months ended March 31, 2019 in the table above exclude (i) $11 million related to a premium deficiency reserve for the 2019 coverage year related to the Company’s Medicaid products, (ii) $10 million of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheets and (iii) $80 million of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the unaudited condensed consolidated balance sheets.

Days Claims Payable (Unaudited)
March 31, 2019
Days Claims Payable (a)	45
_____________________________________________

(a)
Days claims payable is calculated by dividing the health care costs payable at each quarter end by the average health care costs per day during each respective quarter. Days claims payable is not directly comparable to the legacy Aetna metric due to the addition of 6.0 million SilverScript standalone Medicare PDP members to the Health Care Benefits segment as a result of the segment realignment in the first quarter of 2019.

Adjusted Operating Income Guidance
(Unaudited)

The following reconciliation of projected operating income to projected adjusted operating income contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K. See discussion at “Non-GAAP Financial Information” and endnote (1) later in this press release for more information on how we calculate adjusted operating income.

	Year Ending
	December 31, 2019
In millions	Low	High
Operating income (GAAP measure)	$11,765	$11,975
Non-GAAP adjustments:
Amortization of intangible assets	2,520	2,520
Acquisition-related integration costs	550	550
Store rationalization charge	135	135
Adjusted operating income (1)	$14,970	$15,180

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income to projected adjusted net income attributable to CVS Health and calculation of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K. See discussion at “Non-GAAP Financial Measures” and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2019
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (GAAP measure)	$6,420		$6,620
Net income attributable to noncontrolling interests (GAAP measure)	(10)		(10)
Income allocable to participating securities (GAAP measure)	(5)		(5)
Net income attributable to CVS Health (GAAP measure)	6,405	$4.90	6,605	$5.05
Non-GAAP adjustments:
Amortization of intangible assets	2,520	1.93	2,520	1.93
Acquisition-related integration costs	550	0.42	550	0.42
Store rationalization charge	135	0.10	135	0.10
Income tax benefit	(785)	(0.60)	(785)	(0.60)
Income allocable to participating securities, net of tax (a)	—	—	—	—
Adjusted net income attributable to CVS Health (2)	$8,825	$6.75	$9,025	$6.90

Weighted average diluted shares outstanding		1,308		1,308

	Three Months Ending June 30, 2019
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (GAAP measure)	$1,570		$1,620
Net income attributable to noncontrolling interests (GAAP measure)	—		—
Income allocable to participating securities (GAAP measure)	—		—
Net income attributable to CVS Health (GAAP measure)	1,570	$1.20	1,620	$1.24
Non-GAAP adjustments:
Amortization of intangible assets	630	0.48	630	0.48
Acquisition-related integration costs	190	0.15	190	0.15
Income tax benefit	(200)	(0.15)	(200)	(0.15)
Income allocable to participating securities, net of tax (a)	—	—	—	—
Adjusted net income attributable to CVS Health (2)	$2,190	$1.68	$2,240	$1.72

Weighted average diluted shares outstanding		1,304		1,304
_____________________________________________

(a)
Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from net income attributable to CVS Health in determining adjusted net income attributable to CVS Health and calculating Adjusted EPS above.

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, interest income on financings associated with proposed acquisitions (for periods prior to the acquisition), and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating income.
(2) The Company defines adjusted net income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, net interest expense on financings associated with proposed acquisitions (for periods prior to the acquisition), the corresponding tax benefit or expense related to the items excluded from adjusted net income attributable to CVS Health, the corresponding impact to income allocable to participating securities, net of tax, related to the items excluded from net income attributable to CVS Health in determining adjusted net income attributable to CVS Health, and any other items specifically identified herein. GAAP diluted EPS and Adjusted EPS, respectively, are calculated by dividing net income attributable to CVS Health and adjusted net income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health and GAAP diluted EPS.
(3) The Company defines adjusted revenues as total revenues (GAAP measure) excluding the impact of certain items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as interest income on financings associated with proposed acquisitions (for periods prior to the acquisition) and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from total revenues.
(4) The Company defines adjusted operating expenses as operating expenses (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance such as acquisition-related transaction and integration costs, store rationalization charges, gains/losses on divestitures, and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating expenses.
(5) Enterprise prescriptions include prescriptions dispensed through the Company's retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefit manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels.
(6) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(7) Pharmacy network revenues, pharmacy claims processed and generic dispensing rate do not include Maintenance Choice® activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(8) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(9) Same store sales and prescription volume exclude revenues from MinuteClinic, and revenues and prescriptions from stores in Brazil and LTC operations.